Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Third Quarter Results

MAUMEE, OHIO, November 3, 2026 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the third quarter ended September 30, 2026.

Financial Highlights:
•Record third quarter net income attributable to The Andersons of $46 million or $1.36 per diluted share and adjusted net income attributable of $47 million, or $1.38 per diluted share
•Adjusted EBITDA of $101 million
•Renewables reports record third quarter pretax income of $63 million on efficient operations and higher co-product values
•Agribusiness pretax income attributable to The Andersons of $5 million and adjusted pretax income of $9 million on increased market volatility

"Our third quarter results reflect significant year-over-year improvement in both Renewables and Agribusiness," said President and CEO Bill Krueger. "Renewables delivered strong quarterly results from our production assets with operational execution, higher co-product values, and lower eastern corn basis. Ethanol and corn-oil yields improved year-over-year. In the quarter, we recognized $27 million of 45Z tax credits as a result of our low-carbon strategies."

"Agribusiness delivered improvement over last year with the merchandising businesses executing on market opportunities. This resulted from higher commodity prices and increased volatility, primarily from western grain belt weather variability and production uncertainty during the quarter. We expect market dislocations and a solid eastern grain belt harvest to provide opportunities in the fourth quarter and into 2027," added Krueger.

"The completed organic growth projects we have discussed in past quarters are delivering at or above our original estimates. The Port of Houston's soybean meal export project is now operational, and we are actively booking shipments for the remainder of 2026 and into 2027,” continued Krueger. "In Renewables, our ethanol de-bottlenecking project in Clymers, Indiana, remains on track, allowing an additional 30 million gallons to come online in mid-2027. We are pursuing additional opportunities to reduce the carbon intensity at all plants to maximize the value of low-carbon ethanol. Looking ahead, we remain optimistic about the opportunities across our businesses, particularly in the renewable fuels and feedstocks supply chains. Growing worldwide demand for low-carbon fuels and continued progress on our strategic investments will position us to capitalize on evolving market opportunities and create long-term value for our shareholders.”

$ in millions, except per share amounts
	Q3 2026	Q3 2025	Variance	YTD 2026	YTD 2025	Variance
Pretax Income	$50.7	$25.8	$24.9	$151.9	$53.9	$98.0
Pretax Income Attributable to the Company[1]	53.2	19.9	33.3	160.9	34.0	126.9
Adjusted Pretax Income Attributable to the Company[1]	54.2	31.1	23.1	191.2	49.3	141.9
Agribusiness[1]	8.8	2.5	6.3	47.0	19.2	27.8
Renewables[1]	63.0	46.3	16.7	191.0	71.2	119.8
Other[1]	(17.6)	(17.7)	0.1	(46.7)	(41.1)	(5.6)
Net Income Attributable to the Company	46.4	20.1	26.3	136.2	28.3	107.9
Adjusted Net Income Attributable to the Company[1]	47.2	28.5	18.7	158.9	40.9	118.0
Diluted Earnings Per Share (EPS)	1.36	0.59	0.77	3.97	0.82	3.15
Adjusted EPS[1]	1.38	0.84	0.54	4.63	1.19	3.44
EBITDA[1]	100.4	69.0	31.4	302.8	189.0	113.8
Adjusted EBITDA[1]	$101.4	$78.3	$23.1	$333.1	$200.7	$132.4
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Our strong earnings performance and cash flow generation enable us to continue investing in growth opportunities across the company," said Executive Vice President and CFO Brian Valentine. "Our long-term debt to EBITDA remains well below our target of less than 2.5 times, and we believe our balance sheet provides the flexibility to support our growth strategy. We are also pleased to announce a recent agreement to sell the majority of the 2026 45Z tax credits that we are generating, with most of the cash expected to be received later this year."

Cash used in operating activities for the third quarter of 2026 was $124 million compared with cash provided of $234 million in 2025. Cash from operations before working capital changes in the third quarter of 2026 and 2025, respectively, was $83 million and $68 million, respectively. Cash spent on capital projects in the third quarter of 2026 totaled $60 million, compared to $67 million in 2025, which represents both growth investments and capital incurred to maintain existing operations.

Third Quarter Segment Overview

Agribusiness Reports Improved Third Quarter on Merchandising Activities

Agribusiness recorded pretax income of $5 million and adjusted pretax income attributable to the company of $9 million for the quarter, compared to pretax income of $1 million and adjusted pretax income attributable to the company of $2 million in the third quarter of 2025.

The segment showed improvement in a dynamic environment. The merchandising businesses showed the largest year-over-year improvement, driven by higher commodity prices and increased volatility. Grain asset performance was down compared to 2025 due to a later eastern harvest and a decline in space income for wheat. The third quarter is a seasonally low quarter for fertilizer and results were comparable year-over-year.

Weather delays have pushed harvest behind the five-year average, but progress typically accelerates quickly once conditions allow. As expected, yields varied significantly between the east and west, with the western drought significantly impacting crop volumes and quality. While these conditions may have a negative impact on western assets, the resulting market dislocations and volatility should create additional merchandising opportunities. Corn yields and quality are favorable in the east, which should provide space income opportunities and should benefit our eastern ethanol plants. Large harvested corn acreage should support demand for fall fertilizer applications, although high input costs could influence purchasing decisions. Fall wheat planting is nearing completion, and we are optimistic about higher acreage next year. Our diversified agribusiness portfolio remains well positioned to capitalize on these conditions.

Agribusiness had third quarter adjusted EBITDA of $40 million, compared to $29 million in 2025.

Renewables Reports Record Third Quarter on Efficient Operations and Strong Demand

Renewables reported pretax income of $63 million in the third quarter. For the same period in 2025, the segment reported pretax income of $43 million and adjusted pretax income attributable to the company of $46 million.

Renewables had a strong third quarter driven by efficient plant operations, higher co-product values, and lower corn basis at our eastern plants. Although board crush margins were lower quarter-over-quarter, overall plant profitability improved, reflecting our commitment to operational excellence. Third quarter results include $27 million of 45Z producer tax credits. Our merchandising results were lower compared to last year due to foreign feedstocks pressuring domestic values and reduced run rates at bio-based diesel plants.

Ethanol market fundamentals remain supportive as we anticipate continued strong demand, particularly for low carbon intensity ethanol, driven by increasing global blend rates and favorable domestic blending economics. Renewable feedstocks are expected to benefit from healthy bio-based diesel demand and supportive renewable fuel markets.

All four production plants completed their scheduled fall maintenance shutdowns in the quarter, which included an extended shutdown at the Clymers, Indiana, facility in preparation for future debottlenecking.

Renewables had third-quarter adjusted EBITDA of $78 million in 2026, compared to adjusted EBITDA of $67 million in 2025.

Income Taxes

The company recorded income tax expense of $7 million for the quarter, resulting in an effective tax rate of 13%. The rate was impacted by non-taxable 45Z tax credits. We anticipate a full-year adjusted effective rate of approximately 14% - 18%.

Conference Call

The company will host a webcast on Wednesday, November 4, 2026, at 8:30 a.m. ET, to discuss its performance and provide its outlook for the remainder of 2026. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 9510864). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/A7ab67dYrPw and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) attributable to the company; adjusted pretax income (loss) attributable to the company; adjusted pretax income (loss); adjusted net income attributable to the company; adjusted diluted earnings per share; earnings before interest, taxes, depreciation, and amortization (or EBITDA); adjusted EBITDA; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income (loss) or income (loss) before income taxes, net income (loss), diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., is a North American agriculture and renewable fuels company. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Sales and merchandising revenues	$2,833,715	$2,677,712	$8,558,641	$8,472,679
Cost of sales and merchandising revenues	2,651,698	2,506,840	7,992,310	7,990,519
Gross profit	182,017	170,872	566,331	482,160
Operating, administrative and general expenses	149,235	172,554	467,673	452,897
Interest expense, net	13,396	10,478	45,876	35,069
Other income, net	31,268	38,003	99,101	59,697
Income before income taxes	50,654	25,843	151,883	53,891
Income tax provision (benefit)	6,791	(228)	24,740	5,682
Net income	43,863	26,071	127,143	48,209
Net (loss) income attributable to noncontrolling interests	(2,582)	5,933	(9,053)	19,930
Net income attributable to The Andersons, Inc.	$46,445	$20,138	$136,196	$28,279

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:	$1.37	$0.59	$4.01	$0.83
Diluted earnings:	$1.36	$0.59	$3.97	$0.82

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2026	December 31, 2025	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$58,285	$98,283	$81,630
Accounts receivable, net	664,015	652,472	715,761
Inventories	1,210,206	1,365,121	899,278
Commodity derivative assets – current	261,923	135,466	154,449
Other current assets	171,882	125,067	110,045
Total current assets	2,366,311	2,376,409	1,961,163
Property, plant and equipment, net	1,009,655	939,500	905,761
Other assets, net	415,301	396,923	430,035
Total assets	$3,791,267	$3,712,832	$3,296,959

Liabilities and equity
Current liabilities:
Short-term debt	$495,184	$249,420	$141,356
Trade and other payables	771,544	918,691	782,683
Customer prepayments and deferred revenue	46,748	195,331	71,989
Commodity derivative liabilities – current	74,067	51,153	68,618
Current maturities of long-term debt	22,627	63,375	63,888
Accrued expenses and other current liabilities	248,786	208,427	201,939
Total current liabilities	1,658,956	1,686,397	1,330,473
Long-term debt, less current maturities	567,855	560,016	569,052
Other long-term liabilities	174,279	176,184	174,417
Total liabilities	2,401,090	2,422,597	2,073,942
Total equity	1,390,177	1,290,235	1,223,017
Total liabilities and equity	$3,791,267	$3,712,832	$3,296,959

The Andersons, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
(in thousands)	2026	2025
Operating Activities
Net income	$127,143	$48,209
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	105,052	100,058
Other	32,344	20,054
Changes in operating assets and liabilities:
Accounts receivable	(45,769)	42,850
Inventories	152,208	391,784
Commodity derivatives	(104,651)	2,541
Other current and non-current assets	(47,112)	(16,914)
Payables and other current and non-current liabilities	(249,191)	(405,399)
Net cash (used in) provided by operating activities	(29,976)	183,183
Investing Activities
Purchases of property, plant and equipment and capitalized software	(186,837)	(162,210)
Insurance proceeds	7,765	26,187
Other	8,117	8,723
Net cash used in investing activities	(170,955)	(127,300)
Financing Activities
Net proceeds (payments) under short-term lines of credit	246,702	(27,709)
Proceeds from issuance of long-term debt	96,250	14,700
Payments of long-term debt	(128,978)	(26,519)
Purchase of noncontrolling interest in a consolidated subsidiary	—	(425,000)
Value of shares withheld for taxes	(7,173)	(4,011)
Dividends paid	(20,390)	(19,894)
Payments of debt issuance costs	(5,685)	(521)
Common stock repurchased	(19,057)	(15,366)
Distributions to noncontrolling interests	(179)	(33,657)
Net cash provided by (used in) financing activities	161,490	(537,977)
Effect of exchange rates on cash and cash equivalents	(557)	1,953
Decrease in cash and cash equivalents	(39,998)	(480,141)
Cash and cash equivalents at beginning of period	98,283	561,771
Cash and cash equivalents at end of period	$58,285	$81,630

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income	$43,863	$26,071	$127,143	$48,209
Net (loss) income attributable to noncontrolling interests	(2,582)	5,933	(9,053)	19,930
Net income attributable to The Andersons, Inc.	46,445	20,138	136,196	28,279
Adjustments:
Legal settlement and related expenses	—	—	18,711	—
Asset impairment	—	11,376	15,661	11,376
Transaction related compensation	—	1,712	2,688	5,583
Severance expense	1,008	—	1,008	1,197
Insured inventory and property recoveries, net	—	(7,726)	(7,764)	(12,645)
Loss on investments	—	—	—	7,178
Acquisition costs	—	5,927	—	5,927
Gain on sales of assets and businesses, net	—	(1,567)	—	(4,757)
Pension settlement	—	1,448	—	1,448
Income tax impact of adjustments[1]	(252)	(2,792)	(7,577)	(2,649)
Total adjusting items, net of tax	756	8,378	22,727	12,658
Adjusted net income attributable to The Andersons, Inc.	$47,201	$28,516	$158,923	$40,937

Diluted earnings per share attributable to The Andersons, Inc. common shareholders	$1.36	$0.59	$3.97	$0.82

Impact on diluted earnings per share	$0.02	$0.25	$0.66	$0.37
Adjusted diluted earnings per share	$1.38	$0.84	$4.63	$1.19

1 The income tax impact of adjustments is taken at the blended federal, state, and local tax rate of 25% with the exception of the impairment of an equity method investment of $4.4 million in 2025.

Adjusted net income (loss) attributable to The Andersons, Inc. reflects reported net income (loss) available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings per share attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended September 30, 2026
Sales and merchandising revenues	$1,848,885	$984,830	$—	$2,833,715
Cost of sales and merchandising revenues	1,712,034	939,664	—	2,651,698
Gross profit	136,851	45,166	—	182,017
Operating, administrative and general expenses	123,481	8,099	17,655	149,235
Interest expense, net	11,105	2,270	21	13,396
Other income, net	2,984	28,211	73	31,268
Income (loss) before income taxes	5,249	63,008	(17,603)	50,654
Loss attributable to noncontrolling interests	(2,582)	—	—	(2,582)
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$7,831	$63,008	$(17,603)	$53,236
Adjustments to income (loss) before income taxes[2]	1,008	—	—	1,008
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$8,839	$63,008	$(17,603)	$54,244

Three months ended September 30, 2025
Sales and merchandising revenues	$1,988,907	$688,805	$—	$2,677,712
Cost of sales and merchandising revenues	1,861,997	644,843	—	2,506,840
Gross profit	126,910	43,962	—	170,872
Operating, administrative and general expenses	135,891	16,454	20,209	172,554
Interest expense (income), net	9,111	1,678	(311)	10,478
Other income, net	19,558	17,657	788	38,003
Income (loss) before income taxes	1,466	43,487	(19,110)	25,843
(Loss) income attributable to noncontrolling interests	(582)	6,515	—	5,933
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$2,048	$36,972	$(19,110)	$19,910
Adjustments to income (loss) before income taxes[2]	443	9,279	1,448	11,170
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$2,491	$46,251	$(17,662)	$31,080
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $4.2 million difference in insured inventory and property recoveries, net, and a $2.3 million difference in asset impairments in the Agribusiness segment for the three months ended September 30, 2025.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Nine months ended September 30, 2026
Sales and merchandising revenues	$5,881,945	$2,676,696	$—	$8,558,641
Cost of sales and merchandising revenues	5,464,410	2,527,900	—	7,992,310
Gross profit	417,535	148,796	—	566,331
Operating, administrative and general expenses	366,999	52,498	48,176	467,673
Interest expense, net	38,123	7,670	83	45,876
Other income, net	20,111	78,952	38	99,101
Income (loss) before income taxes	32,524	167,580	(48,221)	151,883
Loss attributable to noncontrolling interests	(9,053)	—	—	(9,053)
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$41,577	$167,580	$(48,221)	$160,936
Adjustments to income before income taxes[2]	5,456	23,370	1,478	30,304
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$47,033	$190,950	$(46,743)	$191,240

Nine months ended September 30, 2025
Sales and merchandising revenues	$6,397,021	$2,075,658	$—	$8,472,679
Cost of sales and merchandising revenues	6,019,451	1,971,068	—	7,990,519
Gross profit	377,570	104,590	—	482,160
Operating, administrative and general expenses	374,392	35,188	43,317	452,897
Interest expense (income), net	33,268	3,101	(1,300)	35,069
Other income (loss), net	40,779	19,491	(573)	59,697
Income (loss) before income taxes	10,689	85,792	(42,590)	53,891
(Loss) income attributable to noncontrolling interests	(3,933)	23,863	—	19,930
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$14,622	$61,929	$(42,590)	$33,961
Adjustments to income before income taxes[2]	4,580	9,279	1,448	15,307
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$19,202	$71,208	$(41,142)	$49,268
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $5.9 million difference in insured inventory and property recoveries, net, and a $2.3 million difference in asset impairments in the Agribusiness segment for the nine months ended September 30, 2025.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended September 30, 2026
Net income (loss)	$5,249	$63,008	$(24,394)	$43,863
Interest expense	11,105	2,270	21	13,396
Tax provision	—	—	6,791	6,791
Depreciation and amortization	23,050	12,308	948	36,306
EBITDA	39,404	77,586	(16,634)	100,356
Adjusting items impacting EBITDA:
Severance expense	1,008	—	—	1,008
Total adjusting items	1,008	—	—	1,008
Adjusted EBITDA	$40,412	$77,586	$(16,634)	$101,364

Three months ended September 30, 2025
Net income (loss)	$1,466	$43,487	$(18,882)	$26,071
Interest expense (income)	9,111	1,678	(311)	10,478
Tax benefit	—	—	(228)	(228)
Depreciation and amortization	19,941	12,096	610	32,647
EBITDA	30,518	57,261	(18,811)	68,968
Adjusting items impacting EBITDA:
Asset impairment	10,346	3,352	—	13,698
Acquisition costs	—	5,927	—	5,927
Transaction related compensation	1,712	—	—	1,712
Pension settlement	—	—	1,448	1,448
Insured inventory and property recoveries, net	(11,887)	—	—	(11,887)
Gain on sales of assets and businesses, net	(1,567)	—	—	(1,567)
Total adjusting items	(1,396)	9,279	1,448	9,331
Adjusted EBITDA	$29,122	$66,540	$(17,363)	$78,299
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations, allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Nine months ended September 30, 2026
Net income (loss)	$32,524	$167,580	$(72,961)	$127,143
Interest expense	38,123	7,670	83	45,876
Tax provision	—	—	24,740	24,740
Depreciation and amortization	66,434	35,951	2,667	105,052
EBITDA	137,081	211,201	(45,471)	302,811
Adjusting items impacting EBITDA:
Legal settlement and related expenses	5,948	12,763	—	18,711
Asset impairment	3,576	10,607	1,478	15,661
Transaction related compensation	2,688	—	—	2,688
Severance expense	1,008	—	—	1,008
Insured inventory and property recoveries, net	(7,764)	—	—	(7,764)
Total adjusting items	5,456	23,370	1,478	30,304
Adjusted EBITDA	$142,537	$234,571	$(43,993)	$333,115

Nine months ended September 30, 2025
Net income (loss)	$10,689	$85,792	$(48,272)	$48,209
Interest expense (income)	33,268	3,101	(1,300)	35,069
Tax provision	—	—	5,682	5,682
Depreciation and amortization	62,025	36,005	2,028	100,058
EBITDA	105,982	124,898	(41,862)	189,018
Adjusting items impacting EBITDA:
Asset impairment	10,346	3,352	—	13,698
Loss on investments	7,178	—	—	7,178
Acquisition costs	—	5,927	—	5,927
Transaction related compensation	5,583	—	—	5,583
Pension settlement	—	—	1,448	1,448
Severance expense	1,197	—	—	1,197
Insured inventory and property recoveries, net	(18,548)	—	—	(18,548)
Gain on sales of assets and businesses, net	(4,757)	—	—	(4,757)
Total adjusting items	999	9,279	1,448	11,726
Adjusted EBITDA	$106,981	$134,177	$(40,414)	$200,744

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended September 30, 2026
(in thousands)	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Net income	$71,092	$29,332	$53,948	$43,863	$198,235
Interest expense	12,090	16,838	15,642	13,396	57,966
Tax provision	16,486	4,560	13,389	6,791	41,226
Depreciation and amortization	33,265	34,112	34,634	36,306	138,317
EBITDA	132,933	84,842	117,613	100,356	435,744
Adjusting items impacting EBITDA:
Asset impairment	—	—	15,661	—	15,661
Legal settlement and related expenses	—	5,948	12,763	—	18,711
Transaction related compensation	1,879	1,792	896	—	4,567
Severance expense	1,480	—	—	1,008	2,488
Insured inventory and property recoveries, net	(72)	(1,108)	(6,656)	—	(7,836)
Loss on sales of assets businesses, net	310	—	—	—	310
Total adjusting items	3,597	6,632	22,664	1,008	33,901
Adjusted EBITDA	$136,530	$91,474	$140,277	$101,364	$469,645

	Three Months Ended,				Twelve months ended September 30, 2025
	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Net income	$54,104	$5,331	$16,807	$26,071	$102,313
Interest expense	10,266	13,096	11,495	10,478	45,335
Tax (benefit) provision	13,146	(2,118)	8,028	(228)	18,828
Depreciation and amortization	36,178	34,340	33,071	32,647	136,236
EBITDA	113,694	50,649	69,401	68,968	302,712
Adjusting items impacting EBITDA:
Transaction related compensation	2,536	2,103	1,768	1,712	8,119
Insured inventory and property (recoveries) damages, net	(4,446)	4,502	(11,162)	(11,887)	(22,993)
Loss on investments	1,535	—	7,178	—	8,713
Severance expense	—	—	1,197	—	1,197
Gain on sales of assets businesses, net	—	—	(3,190)	(1,567)	(4,757)
Acquisition costs	3,193	—	—	5,927	9,120
Asset impairment	—	—	—	13,698	13,698
Pension settlement	—	—	—	1,448	1,448
Total adjusting items	2,818	6,605	(4,209)	9,331	14,545
Adjusted EBITDA	$116,512	$57,254	$65,192	$78,299	$317,257

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Cash (used in) provided by operating activities	$(124,223)	$233,882	$(29,976)	$183,183
Changes in operating assets and liabilities
Accounts receivable	86,722	66,246	(45,769)	42,850
Inventories	(249,841)	(129,572)	152,208	391,784
Commodity derivatives	(140,647)	(17,316)	(104,651)	2,541
Other current and non-current assets	(32,429)	14,816	(47,112)	(16,914)
Payables and other current and non-current liabilities	128,527	231,247	(249,191)	(405,399)
Total changes in operating assets and liabilities	(207,668)	165,421	(294,515)	14,862
Cash from operations before working capital changes	$83,445	$68,461	$264,539	$168,321
Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations, allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.